Exhibit 99.1

News Release

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Media Contacts:
Nadine Youssef, 312-696-6601, nadine.youssef@morningstar.com
Margaret Kirch Cohen, 312-696-6383, margaret.cohen@morningstar.com

FOR IMMEDIATE RELEASE

Morningstar Acquires Andex Associates, Leading Provider of Financial Communications Materials in Canada; Completes Acquisition of Equity Research and Data Business of C.P.M.S. Computerized Portfolio Management Services

CHICAGO, May 1, 2009—Morningstar Research Inc., a Canadian subsidiary of Morningstar, Inc. (NASDAQ: MORN), has acquired Andex Associates Inc., a privately held firm based in Windsor, Ontario, Canada that produces financial charts and communications materials for financial advisors. Terms were not disclosed.

Andex Associates was founded in 1993 by Anthony DiMeo and Dexter Robinson. The company is best known for its Andex Charts, individual graphic charts detailing historical market returns, stock index growth, inflation rates, currency rates, and general economic conditions for the United States dating back to 1926, and for Canada dating back to 1950. The charts offer in-depth historical information to help investors understand the context and propensity of market downturns and recoveries. Andex serves most of the leading financial services firms in Canada, including BMO Financial Group, CIBC, Great West Life, Investors Group, London Life, RBC Royal Bank, Scotiabank, and TD Canada Trust.

“Morningstar and Andex offer iconic images that help financial professionals communicate important messages about long-term investing, market performance, risk, asset allocation, and the historical context of the financial markets,” said Mike Barad, vice president of financial communications for Morningstar. “Andex Charts are the best-selling financial charts and images in the Canadian market, and Morningstar has the best-selling financial charts in the U.S. market. Adding Andex Charts to Morningstar’s product lineup will allow us to offer our combined client base a broader range of financial communications materials.”

Scott Mackenzie, president and chief executive officer of Morningstar Research Inc., said, “Morningstar has been building its business in Canada for the last decade, and we’re excited to be able to broaden our product offerings and further expand our brand presence in the Canadian market. This acquisition also gives us the opportunity to grow our client base and reach many new advisors and investors.”

Morningstar offers a full library of print, electronic, and Web-based market analysis communications materials including charts, graphs, books, brochures, and PowerPoint presentations to help advisors clearly communicate fundamental investment concepts to their clients. The company produces hundreds of charts, and its most popular one is the Ibbotson® SBBI® chart, which shows U.S. capital markets performance dating back to 1926.

Separately, Morningstar Research Inc. has completed its previously announced acquisition of the equity research and data business of C.P.M.S. Computerized Portfolio Management Services Inc., a privately owned independent equity research and data firm in Toronto, for C$16.1 million, subject to post-closing adjustments.

C.P.M.S. tracks fundamental equity data for approximately 4,000 securities in the United States and Canada as well as provides brokerage earnings estimates for Canadian equities.

About Morningstar, Inc.
Morningstar, Inc. is a leading provider of independent investment research in North America, Europe, Australia, and Asia. The company offers an extensive line of Internet, software, and print-based products and services for individuals, financial advisors, and institutions. Morningstar provides data on more than 300,000 investment offerings, including stocks, mutual funds, and similar vehicles, along with real-time global market data on more than 4 million equities, indexes, futures, options, commodities, and precious metals, in addition to foreign exchange and Treasury markets. The company has operations in 19 countries and minority ownership positions in companies based in three other countries.

Caution Concerning Forward-Looking Statements
This press release contains forward-looking statements as that term is used in the Private Securities Litigation Reform Act of 1995. These statements are based on our current expectations about future events or future financial performance. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, and often contain words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue.” These statements involve known and unknown risks and uncertainties that may cause the events we discussed not to occur or to differ significantly from what we expected. For us, these risks and uncertainties include, among others, general industry conditions and competition, including the global financial crisis that began in 2007; the impact of market volatility on revenue from asset-based fees; damage to our reputation resulting from claims made about possible conflicts of interest; liability for any losses that result from an actual or claimed breach of our fiduciary duties; financial services industry consolidation; a prolonged outage of our database and network facilities; challenges faced by our non-U.S. operations; and the availability of free or low-cost investment information. A more complete description of these risks and uncertainties can be found in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2008. If any of these risks and uncertainties materialize, our actual future results may vary significantly from what we expected. We do not undertake to update our forward-looking statements as a result of new information or future events.

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©2009 Morningstar Inc.  All rights reserved.